                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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-------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1998

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at One North Franklin Street, Chicago, Illinois on Thursday, May 7, 1998, at 10:00 a.m., for the purpose of:

     (1) electing 11 Directors;

     (2) approving the Company's 1998 Stock Incentive Plan; and

     (3) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended January 2, 1998 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Treasurer of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          James E. Knox, Secretary

Chicago, Illinois
April 7, 1998

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                             TO BE HELD MAY 7, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at 4711 Golf Road, Skokie, Illinois 60076 (telephone 847-677-2600). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 7, 1998. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 7, 1998, at 10:00 a.m., at One North Franklin Street, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $2,500 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 20, 1998, 47,310,177 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by plurality of the votes and the approval of the 1998 Stock Incentive Plan will be determined by the affirmative vote of the majority of the shares represented at the meeting. As a result, shares represented at the meeting and entitled to vote for Directors, but which abstain from voting or withhold votes, will not affect the election of directors but will in effect be counted against the approval of the 1998 Stock Incentive Plan, unless such abstention is by virtue of a "broker non-vote.". Broker non-votes, just as other abstentions, count toward the presence of a quorum for purposes of Delaware law. However, for the purpose of satisfying the requirement of the New York Stock Exchange that the plan be approved by a majority of a quorum, broker non-votes are not counted in determining the existence of a quorum.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Board at eleven.

     The following table sets forth the name and age as of March 20, 1998 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 57...........  Director of the Company since 1995; Deputy Chairman since
                                 1994 and Chief Executive Officer since 1987 of The Boots
                                   Company, a diversified company engaged in manufacturing,
                                   retailing and real estate.
Rod F. Dammeyer, 57............  Director since 1985, Vice Chairman since 1998, Chief
                                 Executive Officer from 1993 to 1998, and President from 1985 to 1998 of the Company; Partner of EGI Corporate
                                   Investments, a diversified management and investment
                                   business; Director of ANTEC Corporation, CNA Surety Corp.,
                                   IMC Global Inc., Jacor Communications, Inc., Lukens, Inc.,
                                   Metal Management, Inc., Stericycle, Inc., TeleTech
                                   Holdings Inc. and Transmedia Network, Inc.; and Trustee of
                                   Van Kampen American Capital closed-end funds.
Robert E. Fowler, Jr., 62......  Director of the Company since 1995; Chief Executive Officer since 1997 and President and Director since 1996 of IMC
                                   Global Inc., a producer of crop nutrients and animal feed
                                   ingredients; President from 1993 to 1996 and Chief
                                   Executive Officer from 1995 to 1996 of The Vigoro
                                   Corporation, a manufacturer and distributor of potash,
                                   nitrogen-based fertilizer and related products; Chief
                                   Executive Officer from 1991 to 1993 of BCC Industrial
                                   Services, Inc., an operational consulting company.
Robert W. Grubbs Jr., 41.......  Director since 1997, and President and Chief Executive
                                 Officer since 1998 of the Company; President and Chief
                                   Executive Officer of Anixter Inc., a subsidiary of the
                                   Company, since 1994; President Anixter U.S.A. from 1993 to
                                   1994; Executive Vice President, Sales and Marketing of
                                   Anixter from 1992 to 1993.
Philip Handy, 53...............  Director of the Company since 1986; Managing Director of EGI
                                 Corporate Investments, a diversified management and
                                   investment business, since 1997; Partner of Winter Park
                                   Capital Company, a private investment firm, since 1980;
                                   Director of Chart House Enterprises Inc., Banca Quadrum,
                                   S.A., Jacor Communications, Inc. and Transmedia Network,
                                   Inc.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Melvyn N. Klein, 56............  Director of the Company since 1985; Owner and President of
                                 JAKK Holding Corporation, which is the Managing General
                                   Partner of the investment partnership GKH Partners, L.P.,
                                   since 1987; Attorney and counselor-at-law since 1968; A
                                   founder and principal of Questor Partners Fund, L.P. since
                                   1995; Director of Santa Fe Energy Resources, Inc., Bayou
                                   Steel Corporation and Hanover Compressor Company.
John R. Petty, 67..............  Director of the Company since 1988; Chairman of TECSEC
                                 Incorporated, a data security company, since 1997; Chairman of Federal National Payables, Inc., a factoring company,
                                   since 1992; Private investor since 1988; Chairman and
                                   Chief Executive Officer of Marine Midland Banks, Inc. from
                                   1983 to 1988; Director of ANTEC Corporation and Equivest
                                   Finance, Inc.
Sheli Z. Rosenberg, 56.........  Director of the Company since 1990; Principal of the law firm Rosenberg & Liebentritt, P.C. from 1980 to 1997;
                                   President and Chief Executive Officer since 1994 of Equity
                                   Group Investments, Inc., a real estate and corporate
                                   investment firm, and executive officer and director for
                                   more than the past five years of this company; Director of
                                   Manufactured Home Communities, Inc., American Classic
                                   Voyages Co., Jacor Communications, Inc., CVS Corporation
                                   and Illinova Inc. and its subsidiary, Illinois Power
                                   Company; Trustee of Equity Residential Properties Trust,
                                   Equity Office Properties Trust and Capital Trust; Vice
                                   President of First Capital Benefit Administrators, Inc.
                                   which was liquidated under the federal bankruptcy laws in
                                   1995.
Stuart M. Sloan, 54............  Director of the Company since 1994; Chairman of the Board of
                                 Directors from 1986 to 1998 and Chief Executive Officer from
                                   1991 to 1996 of Quality Food Centers, Inc., a supermarket
                                   chain; a Principal since 1984 of Sloan Capital Companies,
                                   a private investment company; Director of TeleTech
                                   Holdings, Inc. and Fred Meyer, Inc.
Thomas C. Theobald, 60.........  Director of the Company since 1995; Managing Director of
                                 William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Trustee of Mutual Life
                                   Insurance Company of New York; Director of LaSalle
                                   Partners Inc., Stein Roe Funds, U.S. Timberlands L.L.C.
                                   and Xerox Corporation.
Samuel Zell, 56................  Director since 1984, Chairman of the Board of Directors since 1985, and Chief Executive Officer from 1985 to 1993 of the Company; President from 1990 to 1994, and Chairman of
                                   the Board of Directors for more than the past five years,
                                   of Equity Group Investments, Inc., a real estate and
                                   corporate investment firm; President from 1990 to 1994 of
                                   Great American Management and Investment, Inc., a
                                   diversified manufacturing company; Chairman of the Board
                                   of Directors since 1995 and Chief Executive Officer from
                                   1995 to 1996 of Manufactured Home Communities, Inc.;
                                   Chairman of the Board of Directors of American Classic
                                   Voyages Co. and Jacor Communications, Inc.; Director of
                                   Chart House Enterprises, Inc., TeleTech Holdings, Inc.,
                                   Ramco Energy plc and Fred Meyer, Inc.; Chairman of the
                                   Board of Trustees of Equity Residential Properties Trust,
                                   Equity Office Properties Trust and Capital Trust.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Petty (Chairman), Klein and Theobald, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held three meetings in 1997.

     The Compensation Committee, currently consisting of Messrs. Fowler (Chairman) and Sloan, Lord Blyth and Mrs. Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held two meetings in 1997.

     The Executive Committee, currently consisting of Messrs. Klein, Petty and Zell (Chairman) exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 1997.

     The Board of Directors held four meetings in 1997. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                            COMPENSATION AWARDS
                                             ANNUAL COMPENSATION            -------------------
                                        ------------------------------          SECURITIES            ALL OTHER
                NAME &                            SALARY        BONUS       UNDERLYING OPTIONS       COMPENSATION
          PRINCIPAL POSITION            YEAR        ($)          ($)                (#)                  ($)
          ------------------            ----      ------        -----       ------------------       ------------
Rod Dammeyer..........................  1997      325,000      512,256            50,000                 2,375(2)
  President & Chief Executive Officer   1996      325,000       82,265            75,000                 2,250
                                        1995      395,000      343,950                                  54,332
Robert W. Grubbs......................  1997      420,000      375,000            90,000                 2,375(2)
  President & Chief Executive           1996      400,000      140,000            90,000                 2,250
  Officer -- Anixter Inc.               1995      300,000      313,200            25,000(1)
Dennis J. Letham......................  1997      260,000      233,450            45,000                 2,375(2)
  Senior Vice President -- Finance of   1996      250,000       90,000            65,000                 2,250
  the Company and Anixter Inc.          1995      240,000      227,700            11,000(1)              1,988
James E. Knox.........................  1997      241,700                         20,000                 2,375(2)
  Sr. V.P., Gen. Counsel & Secretary    1996      340,000                         45,000                 2,250
                                        1995      340,000                                               29,136
James M. Froisland....................  1997      167,000      106,450             6,250                 2,375(2)
  Vice President -- Controller of the   1996      147,300       45,000             5,000                 1,846
  Company and Anixter Inc.(3)

---------------
1. These options are for common stock of Anixter Inc., a subsidiary of the Company.

2. Contributions to employee savings plan.

3. 1996 compensation since date of hire, February 19, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                 -------------------------
                                 NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                 SECURITIES     OPTIONS                                    ASSUMED ANNUAL RATES OF
                                 UNDERLYING    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                                  OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE              OPTION TERM(1)
                                  GRANTED        FISCAL      BASE PRICE        OF       ------------------------------
             NAME                   (#)           YEAR         ($/SH)      EXPIRATION       5%($)           10%($)
             ----                ----------   ------------   -----------   ----------       -----           ------
Rod Dammeyer...................    50,000         4.4%          15.50       1-17-07         487,393        1,235,150
Robert W. Grubbs...............    90,000         7.9%          15.50       1-17-07         877,308        2,223,270
Dennis J. Letham...............    45,000         3.9%          15.50       1-17-07         438,654        1,111,635
James E. Knox..................    20,000         1.7%          15.50       1-17-07         194,957          494,060
James M. Froisland.............     6,250          .5%          15.50       1-17-07          60,924          154,394

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                          VALUE OF
                                                              NUMBER OF SECURITIES       UNEXERCISED
                                                                   UNDERLYING           IN-THE-MONEY
                                                              UNEXERCISED OPTIONS        OPTIONS AT
                                     SHARES        VALUE          AT FY-END(#)            FY-END($)
                                   ACQUIRED ON    REALIZED        EXERCISABLE/          EXERCISABLE/
             NAME                  EXERCISE(#)      ($)          UNEXERCISABLE          UNEXERCISABLE
             ----                  -----------    --------       -------------          -------------
Rod Dammeyer...................           0             0          392,082/106,250     1,673,323/71,875
Robert W. Grubbs(1)............      15,000       333,900           79,166/180,834      544,662/339,213
Dennis J. Letham(1)............      11,500        97,750           69,084/108,416      567,288/201,450
James E. Knox..................           0             0           387,250/53,750     2,466,750/28,750
James M. Froisland.............           0             0             1,250/10,000              0/8,984

---------------
(1) Includes options for shares of Anixter Inc. and value realized includes cash obtainable from previous phantom options upon exercise of these options.

                               PENSION PLAN TABLE

   ANNUAL                              ESTIMATED ANNUAL BENEFITS
REMUNERATION                   FOR MESSRS. GRUBBS, LETHAM AND FROISLAND
  ON WHICH                                 YEARS OF SERVICE
BENEFITS ARE   -------------------------------------------------------------------------
   BASED          5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
  $200,000     $12,000   $ 24,000   $ 36,000   $ 48,000   $ 60,000   $ 72,000   $ 72,000
   300,000      18,000     37,000     56,000     74,000     93,000    112,000    112,000
   400,000      25,000     50,000     75,000    100,000    125,000    150,000    150,000
   500,000      31,000     63,000     95,000    127,000    159,000    190,000    190,000
   600,000      38,000     76,000    114,000    153,000    191,000    229,000    229,000
   700,000      45,000     89,000    134,000    179,000    223,000    268,000    268,000
   800,000      51,000    102,000    153,000    205,000    256,000    307,000    307,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham and Froisland, who have 20, 5 and 2 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1997 will be the salary shown in the summary compensation table for 1997 and the bonus shown in that table for 1996.

     In the case of Messrs. Dammeyer and Knox it has been agreed that they will receive annual straight life annuity amounts (which are not reduced for Social Security benefits) upon retirement at age 65 of $550,000 and $300,000, respectively, under the Company's funded and unfunded defined benefit pension plans. These annual amounts are reduced for service of less than 15 years in the same proportion as years of service bears to

15 years. Each has 12 years of service. It has been agreed that Mr. Knox's service will be increased by two years in certain circumstances.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $60,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director and fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. The Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these stock units or warrants granted in prior years.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Dammeyer is employed pursuant to a contract which provides for the continuation of his employment through 2000 subject to earlier termination by either party on two years' notice. The agreement provides for an annual salary of $325,000, minimum annual incentive opportunity of 75% of salary, such long-term incentives as the Compensation Committee in its good faith judgment shall grant, and long-term disability coverage based on a deemed salary of $625,000 per year. This contract also provided for the maintenance of a life insurance policy which was distributed to Mr. Dammeyer in 1998. If Mr. Dammeyer's employment should be terminated by the Company prior to the expiration of the agreement or should thereafter terminate for any reason, he would be vested in his pension benefits, and his stock options would be vested and exercisable for the periods of their full terms or two years, whichever is earlier. Mr. Dammeyer is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     The Company and Mr. Knox have an agreement that if his employment is terminated by the Company he will be paid compensation equal to two years at the rate of his target compensation at the time of the agreement ($495,000 per year) plus an amount equivalent to interest on that sum at a rate equal to the Company's average cost of borrowed funds, will be provided medical and $50,000 of term life insurance benefits for this period, and will be vested in his pension benefits and his stock options, and will be provided an extended period for the exercise of those options. This agreement also provided for the maintenance of a life insurance policy which was distributed to Mr. Knox in 1998. A reduction in Mr. Knox's salary in certain circumstances or his retirement after age 60 will trigger these benefits as well. Mr. Knox is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     A change-in-control of the Company as defined in the Company's unfunded supplementary defined benefit pension plan (generally the acquisition of more than 20% of the voting power of the Company's securities by a person not currently having such power) would vest the remainder of pensions provided by that plan for Messrs. Dammeyer and Knox. See "Executive Compensation--Pension Plan Table" for this and other contractual provisions relating to pensions.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Lord James Blyth, Sheli Rosenberg, Robert Fowler and Stuart Sloan were members of the Compensation Committee of the Board of Directors in 1997.

     In 1997, the following relationships existed: Rod Dammeyer, President and Chief Executive of the Company, was a member of the Compensation Committee of the Board of Directors of IMC Global, Inc. and Mr. Fowler was an executive officer and director of that company; Mr. Dammeyer was a member of the Compensation Committee of the Board of Directors of Capsure Holdings Corp., and Samuel Zell, Chairman of the Company, was an executive officer and director of that company; Mr. Dammeyer was a member of the Compensation Committees of the Board of Directors of Eagle Industries, Inc., and Falcon Buildings Products,

Inc and Mr. Zell was a director and executive officer of those companies; Mr. Zell was a director of American Classic Voyages Co., and Mrs. Rosenberg was a director and executive officer of that company; Mr. Zell was a member of the Compensation Committee of the Board of Directors of Quality Food Centers, Inc. and Mr. Sloan was an executive officer and director of that company; and Messrs. Zell and Dammeyer and Mrs. Rosenberg also served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mrs. Rosenberg, Mr. Dammeyer and/or Mr. Zell.

     The Company rents office space under leases expiring as late as 1998 from, and shares certain services with, affiliates or associates of Mr. Zell and Mrs. Rosenberg. The amounts paid by the Company in 1997 for these matters were $2,398,000 for rent and improvements and $56,000 for other services. The amount received by the Company in 1997 for shared services was $119,000. The Company believes that these transactions and allocations (which are based on actual or estimated usage) were at market rates or below.

     The Company is seeking the approval of the Small Business Administration of an agreement to sell its interest in a small business investment company and other related assets in a transaction in which an affiliate of Sam Zell and Rod Dammeyer would be a purchaser. If the transaction had closed on March 31, 1996, the purchase price would have been approximately $5.9 million, the net book value of these assets on that date. The actual purchase price will reflect events since that date and interest at the rate of seven percent per annum.

     The terms of the above transactions to the extent they involved more than $60,000 a year were determined for the Company by the Audit Committee of the Board of Directors.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. While the Committee has from time to time reviewed the compensation practices of public companies (of all sizes and industries without limitation to the companies included in the published industry index used in the "Performance Graph"), the determination that current compensation of executive officers is consistent with this policy is subjective.

     The 1997 salary of $325,000 for Mr. Dammeyer was set by his employment agreement. The Committee determined at the beginning of 1997 that his target incentive opportunity for 1997 would be 150% of his salary and that 75% of this opportunity would be determined by the results of Anixter Inc., 15% by the results of ANTEC Corporation, and 10% by the monetization of specified assets. The Anixter targets were operating earnings and return on tangible capital, with the former having approximately twice the weight of the latter.

     Mr. Dammeyer was awarded an incentive bonus of $512,256 for 1997. This represents 105% of his target incentive opportunity. The Anixter targets were met or exceeded, the ANTEC targets were not met, and the monetization target was exceeded.

     The target incentive opportunities for the other executive officers for 1997 were set by the Committee at the beginning of the year at amounts ranging from approximately 80% of salary for the higher paid to 40% of salary for the lower paid. A portion of this opportunity, ranging from 80% for the higher paid to 50% for the lower paid, was based on the Anixter Inc. financial targets described above. The balance was dependent on the achievement of specified qualitative goals. Because each of the financial targets was met or exceeded, and, in the subjective opinion of the Committee, the qualitative goals were substantially met, the 1997 incentive bonuses to executive officers exceeded target.

     The grants to executives of options to purchase stock were determined by taking a percentage of salary and dividing that amount by the value per option. The percentages were set in the same manner as other components of compensation. These percentages were not affected by previous grants.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual bonus awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

Robert E. Fowler, Jr., Chairman
Lord James Blyth
Sheli Z. Rosenberg
Stuart Sloan

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a published industry index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

* ASSUMES $100 INVESTED AT END OF FIRST YEAR AND ANY DIVIDENDS REINVESTED.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 20, 1998, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options or warrants exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                      OPTIONS
                                                                        AND
                                                                     WARRANTS
                                                      COMMON        FOR COMMON                   PERCENT
                                                      STOCK          STOCK(2)        TOTAL       OF CLASS
                                                      ------        ----------       -----       --------
Name of Beneficial Owner(1)
  Lord James Blyth................................       7,444(7)       10,000         17,444      *
  Rod F. Dammeyer.................................     235,943         423,332        659,275     1.4% (6)
  Robert E. Fowler, Jr............................       7,444(7)       10,000         17,444      *
  F. Philip Handy.................................      90,444(3)(7)     70,000       160,444      *
  Melvyn N. Klein.................................      30,444(4)(7)     80,000       110,444      *
  John R. Petty...................................       7,444(7)       50,000         57,444      *
  Sheli Z. Rosenberg..............................      52,730(7)       30,000         82,730      *
  Stuart Sloan....................................       7,444(7)       10,000         17,444      *
  Thomas C. Theobald..............................      24,444(7)       10,000         34,444      *
  Samuel Zell.....................................   5,832,990(5)      118,834      5,951,824(6) 12.6% (6)
  Robert W. Grubbs(2).............................      10,471          67,500         77,971      *
  Dennis J. Letham(2).............................                      43,750         43,750      *
  James E. Knox...................................      45,221         403,500        448,721      *
  James M. Froisland..............................       1,265           4,063          5,328      *
  All directors and executive officers as a group
  including the above-named persons(2)............   6,360,501       1,338,792      7,684,707    16.2% (6)

---------------

 * Percentage of shares beneficially owned does not exceed one percent of the class.

(1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2) Mr. Grubbs, Mr. Letham and all directors and executive officers as a group have shares or options exercisable within 60 days of the date of this table to purchase shares of Anixter Inc., totalling 56,666, 52,834, and 118,801, respectively, which represent in each case less than 1% of the stock of Anixter Inc.

(3) Includes 2,000 shares held in trust for Mr. Handy's child and of which Mr. Handy disclaims beneficial ownership.

(4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

(5) The shares of Common Stock shown in this table are owned by a limited liability company whose sole member is a trust of which Mr. Zell is the trustee and beneficiary ("Zell Trust"), or by partnerships of which the Zell Trust is one of two general partners or managing general partners. (See "Security Ownership of Principal Stockholders" below.) Mr. Zell disclaims beneficial ownership of the shares of Common Stock held by these partnerships.

(6) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

(7) Includes 7,444 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 20, 1998 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 TITLE                    NAME AND ADDRESS OF            AMOUNT AND NATURE OF            PERCENT
OF CLASS                   BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            OF CLASS
--------                  -------------------            --------------------            --------
Common          Riverside Partners                               200,000(1)               22.2%(6)
                SZRL Investments                                 867,000(1)
                Equity Holdings                                  200,000(1)
                Samstock/SZRT, L.L.C.                          4,565,990
                Robert H. and
                Ann Lurie Trust                                4,550,822(1)
                Samuel Zell                                      118,834(1)
                Two North Riverside Plaza
                Chicago, Illinois 60606
Common          TIG Partners, L.P.                             5,554,000(2)               11.7%
                200 West Madison Street
                Suite 3800
                Chicago, Illinois 60606
Common          T. Rowe Price Associates, Inc.                 3,377,900(3)                7.1%
                100 East Pratt Street
                Baltimore, Maryland 21202
Common          J.P. Morgan & Co.                              5,722,061(4)               12.1%
                60 Wall Street
                New York, New York 10260
Common          Lazard Freres & Co. LLC                        3,069,980(5)                6.5%
                30 Rockefeller Plaza
                New York, New York 10020

---------------
(1) Riverside Partners, SZRL Investments and Equity Holdings are partnerships, the general partners or managing general partners of which are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust. Samuel Zell is the beneficiary and trustee of the Samuel Zell Revocable Trust. Mrs. Lurie is the beneficiary and a co-trustee of the Robert H. and Ann Lurie Trust. Mr. Zell and Mrs. Lurie disclaim beneficial ownership of the stock owned by Riverside Partners, SZRL Investments and Equity Holdings. Mr. Zell disclaims beneficial ownership of the stock owned by the Robert H. and Ann Lurie Trust. Mrs. Lurie disclaims beneficial ownership of the stock owned by Samstock/SZRT, L.L.C. The amounts shown include 118,834 shares obtainable within 60 days of the date of this table by the exercise of options by Mr. Zell. All of the shares held by Riverside Partners and SZRL Investments, and 3,265,990 shares held by Samstock/SZRT, L.L.C. are pledged to various financial institutions as collateral for loans. Under the various loan agreements, the pledgees cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.

(3) According to a Schedule 13G, dated February 12, 1998, T. Rowe Price Associates, Inc. has sole power to vote 279,200 shares and sole power to dispose of 3,377,900 shares.

(4) According to a Schedule 13G dated December 31, 1997, J.P. Morgan & Co. has sole power to vote 3,945,400 shares, shared power to vote 1,000 shares, sole power to dispose of 5,704,161 shares and shared power to dispose of 17,400 shares.

(5) According to a Schedule 13G, dated February 13, 1998, Lazard Freres & Co. LLC has sole power to vote 2,882,880 shares and sole power to dispose of 3,069,980 shares.

(6) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and affiliates or associates of Samuel Zell, chairman and director, and Sheli Rosenberg, director, see "Compensation Committee Interlocks and Insider Participation."

     In 1992, the Company loaned $98,000 to Mr. Grubbs, President and Chief Executive Officer of Anixter Inc. This loan is interest free and is payable on demand. As of January 2, 1998, the balance due on the loan was $36,000.

                                   PROPOSAL 1

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

     The Company's 1998 Stock Incentive Plan (the "Incentive Plan") has been adopted by the Board of Directors subject to the approval of the stockholders at this meeting.

     The purpose of the Incentive Plan is to facilitate the hiring, retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate or by the Board itself (the "Committee"). Any key employee, director, or active consultant of the Company and its subsidiaries is eligible to receive a grant under the Incentive Plan. The determination of the persons within these categories, which encompass all officers, including those named in the Summary Compensation Table, to receive grants and the terms and the form and level of grants will be made by the Committee. Grants made in 1997 under the previous stock incentive plan of the Company are set forth in the table below. Awards under the Incentive Plan may be in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options. The exercise price of any option or stock appreciation right can not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant. In previous grants, the exercise price of stock options has been fair market value at the time of the grant and it is anticipated that this will continue to be the case in the absence of special circumstances. No more than 20% of the Shares may be awarded in a form other than options or stock appreciation rights unless such Shares are in payment of compensation earned or due at the time of the award or within one year thereof.

     A total of 3,000,000 shares of the Company's Common Stock ("Shares") may be issued pursuant to the Incentive Plan. This number will be adjusted for stock splits, spinoffs, extraordinary cash dividends and similar events. The Shares may be newly issued Shares or Shares acquired by the Company. No person may be granted in any period of two consecutive calendar years, awards under the Incentive Plan covering more than 750,000 Shares.

     The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Incentive Plan or the terms of any grant except that, without the approval of stockholders, no such revision or amendment may change the number of Shares covered by or specified in the Incentive Plan, or expand those eligible for grants under the Incentive Plan.

     Generally, under present federal tax laws, a grant of a stock option under the Incentive Plan should create no tax consequences for a participant. Generally, the Company will be entitled to tax deductions at the time and to the extent that participants recognize ordinary income. (In some cases, the Company might not be entitled to this deduction to the extent the amount of such income, together with other compensation received by that person from the Company, exceeds $1 million in any one year.) Upon exercise of an option which is not an incentive stock option (an "ISO") within the meaning of Section 422 of the Code, a participant will be taxed on the excess of the fair market value of the Shares on the date of exercise over the exercise price. A participant will generally have no taxable income upon exercising as ISO. If the participant does not dispose of Shares acquired pursuant to the exercise of an ISO within two years of the grant or one year of the exercise; any gain or loss realized on their subsequent disposition will be capital gain or loss; and the Company will not be entitled to a tax deduction. If such holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Shares on the date of exercise (or, if less, the amount realized upon disposition) over the option price and the Company will be entitled to a tax deduction. Any remaining gain is taxed as long or short term capital gain.

     Under current accounting rules, the impact options would have on earnings of the Company if their value were treated as compensation expense will be shown in a footnote to the Company's financial statements.

     The grants made by the Company in 1997 under its previous stock incentive plan were as follows:

                                                              NUMBER OF SHARES
                                                                  COVERED
                                                              ----------------
Robert W. Grubbs............................................       90,000
Rod Dammeyer................................................       50,000
Dennis J. Letham............................................       45,000
James E. Knox...............................................       20,000
James M. Froisland..........................................        6,250
All executive officers, including the above (9 persons).....      229,000
All directors who are not executive officers (8 persons)....       31,272
All employees who are not executive officers................      915,050

     The grants to directors were in the form of stock units which convert to shares at the time selected by each director at the time of grant. All the other grants were in the form of stock options. The options have an exercise price equal to the market price of the Shares on the date of grant, vest annually in fourths beginning on the first anniversary of the grant and expire in 10 years or sooner in certain circumstances. The terms of grants under the Incentive Plan will be determined by the Committee.

     The last reported sales price of the Common Stock on March 20, 1998 was $19.50 per Share.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE "FOR" PROPOSAL 1

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of and transactions in its stock furnished to the Company and written representations of its directors and officers about such ownership and transactions, that in 1997, a report required to be filed on Form 3 by Lisa Kearns Lanz, Treasurer of the Company, was filed late due to a Company oversight.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 1998. Ernst & Young LLP (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 8, 1998 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 1999 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 7, 1998

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          JAMES E. KNOX, Secretary

                     PROXY SOLICITED BY AND ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                          ANIXTER INTERNATIONAL INC.

     The undersigned hereby appoints Rod F. Dammeyer, Dennis J. Letham and James
E. Knox and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 10:00 A.M., Central time, May 7, 1998, at One North Franklin Street Plaza, Chicago, Illinois, and at any adjournments thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.


           PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.

------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                               Please mark  [X]
                                                                                                               your votes as
                                                                                                               indicated in
                                                                                                               this example

                                                     FOR        WITHHOLD
                                                  ALL NOMINEES  AUTHORITY

1.  Election of the following nominees as directors:  [ ]         [ ]
    Lord James Blyth, Rod F. Dammeyer,
    Robert E. Fowler, Jr., Robert W. Grubbs Jr,
    F. Philip Handy, Melvyn N. Klein,
    John R. Petty, Sheli Z. Rosenberg,                                     3.  In their discretion, such other matters as properly
    Stuart M. Sloan, Thomas C. Theobald and                                    may come before the meeting or at any adjourn-
    Samuel Zell.                                                               ment(s) thereof.

Withhold for the following only:                                                          PLEASE CHECK BOX IF YOU           [ ]
(Instruction: Write the name of the nominee(s) from                                   INTEND TO BE PRESENT AT MEETING
whom you are withholding your vote in this space).
                                                                                          COMMENT/ADDRESS CHANGE            [ ]
                                                                                      Please mark this box if you have
                                                                                      written comments/address change
                                                                                           on the reverse side.

--------------------------------------------------
                                                                           Dated:                                        , 1998
                                                                                  ---------------------------------------
                                                 FOR    AGAINST   ABSTAIN
2.  Approval of 1998 Stock Incentive Plan        [ ]      [ ]       [ ]     ---------------------------------------------------
                                                                                      (Signature of Stockholder)


                                                                            ---------------------------------------------------
                                                                                      (Signature if held jointly)

                                                                            IMPORTANT:  Please date this proxy and sign exactly
                                                                            as your name appears hereon.  If stock is held jointly,
                                                                            both holders should sign.  Executors, administrators,
                                                                            trustees, guardians and others signing in a
                                                                            representative capacity should give full title.  PLEASE
                                                                            MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                                                                            USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                          ANIXTER INTERNATIONAL INC.

                          1998 STOCK INCENTIVE PLAN



     1. PURPOSE AND EFFECTIVE DATE. Anixter International Inc. (the "Company") has established this 1998 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be the approval of the Company's shareholders at the 1998 Annual Meeting.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. SHARES SUBJECT TO PLAN. A total of 3,000,000 shares of Common Stock of the Company ("Shares") may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

     4. ELIGIBILITY. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 750,000 Shares.

     5. AWARDS. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

     (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

     (b) The exercise price of any option or stock appreciation right shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, except that such minimum option price may be reduced (but not below par value) in the case of options granted in consideration of a reduction in compensation by the amount of such reduction.

     (c) No more than 20% of the Shares may be awarded in a form other than options or stock appreciation rights unless such Shares are in payment of compensation earned or due at the time of the award or within one year thereof.

     6. ADMINISTRATION OF THE PLAN. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan or expand those eligible for grants under the Plan.












                                      2